Exhibit 8.1

List of Subsidiaries of Registrant

Below is a list of major subsidiaries directly or indirectly owned by CNH as of December 31, 2011.

Company Name	Country	Percentage
Banco CNH Capital S.A.	Brazil	100
BLI Group, Inc.	USA	100
Blue Leaf I.P., Inc.	USA	100
Blue Leaf Insurance Company	USA	100
Case Brazil Holdings, Inc.	USA	100
Case Canada Receivables, Inc.	Canada (Alberta)	100
Case Construction Equipment, Inc.	USA	100
Case Construction Machinery (Shanghai) Co., Ltd.	China	100
Case Credit Holdings Limited	USA	100
Case Dealer Holding Company LLC	USA	100
Case Equipment Holdings Limited	USA	100
Case Equipment International Corporation	USA	100
Case Europe S.a.r.l.	France	100
Case Harvesting Systems GmbH	Germany	100
Case IH Agricultural Equipment, Inc.	USA	100
Case IH Machinery Trading (Shanghai) Co. Ltd.	China	100
Case India Limited	USA	100
Case International Marketing, Inc.	USA	100
Case LBX Holdings, Inc.	USA	100
Case New Holland Construction Equipment (India) Private Limited	India	100
Case New Holland Inc.	USA	100
Case New Holland Machinery (Harbin) Limited	China	100
Case United Kingdom Limited	United Kingdom	100
CNH Administradora de Serviços Ltda.	Brazil	100
CNH America LLC	USA	100
CNH Argentina S.A.	Argentina	100
CNH Asian Holding Limited N.V.	Belgium	100
CNH Australia Pty Limited	Australia	100
CNH Baumaschinen GmbH	Germany	100
CNH Belgium N.V.	Belgium	100
CNH Canada, Ltd.	Canada (Ontario)	100
CNH Capital America LLC	USA	100
CNH Capital Australia Pty Limited	Australia	100

Company Name	Country	Percentage
CNH Capital Benelux N.V.	Belgium	100
CNH Capital Canada Insurance Agency Ltd.	Canada (Alberta)	100
CNH Capital Canada Ltd.	Canada (Alberta)	100
CNH Capital Equipment Loan and Lease Facility LLC	USA	100
CNH Capital Insurance Agency Inc.	USA	100
CNH Capital Finance LLC	USA	100
CNH Capital LLC	USA	100
CNH Capital Operating Lease Equipment Receivables LLC	USA	100
CNH Capital Receivables LLC	USA	100
CNH Capital U.K. Ltd.	United Kingdom	100
CNH Componentes, S.A. de C.V.	Mexico	100
CNH Danmark A/S	Denmark	100
CNH Deutschland GmbH	Germany	100
CNH Engine Corporation	USA	100
CNH Europe Holding S.A.	Luxembourg	100
CNH Financial Services A/S	Denmark	100
CNH Financial Services GmbH	Germany	100
CNH Financial Services S.A.S.	France	100
CNH France	France	100
CNH International S.A.	Switzerland	100
CNH Italia S.p.A.	Italy	100
CNH Latin America Ltda.	Brazil	100
CNH Maquinaria Spain, S.A.	Spain	100
CNH Osterreich GmbH	Austria	100
CNH Polska Sp. z o.o.	Poland	100
CNH Portugal Comercio de Tractores e Maquinas Agricolas, Ltda.	Portugal	100
CNH Receivables LLC	USA	100
CNH Services S.r.l	Italy	100
CNH Services (Thailand) Limited.	Thailand	100
CNH (Shanghai) Equipment R&D Co., Ltd.	China	100
CNH Trade N.V.	The Netherlands	100
CNH U.K. Limited	United Kingdom	100
CNH Wholesale Receivables LLC	USA	100
Farmers New Holland, Inc.	USA	100
Farmpower Pty. Limited.	Australia	100
Fermec North America, Inc.	USA	100

Company Name	Country	Percentage
Fiatallis North America LLC	USA	100
Fiat Switzerland S.A.	Switzerland	100
Flagship Dealer Holding Company, LLC	USA	100
Flexi-Coil (U.K.) Limited	United Kingdom	100
HFI Holdings, Inc.	USA	100
International Harvester Company	USA	100
J.I. Case Company Limited	United Kingdom	100
Limited Liability Company CNH Parts and Service Operations	Russia	100
MBA AG	Switzerland	100
New Holland Agricultural Equipment S.p.A.	Italy	100
New Holland Australia Pty Ltd	Australia	100
New Holland Construction Equipment S.p.A.	Italy	100
New Holland Credit Company, LLC	USA	100
New Holland Excavator Holdings LLC	USA	100
New Holland Holding Limited	United Kingdom	100
New Holland Holding (Argentina) S.A.	Argentina	100
New Holland Ltd.	United Kingdom	100
New Holland Tractor Ltd. N.V.	Belgium/U.K.	100
O&K Hilfe GmbH	Germany	100
Pryor Foundry, Inc.	USA	100
Receivables Credit II Corporation	Canada (Alberta)	100
Steyr Center Nord GmbH	Austria	100
Sunrise Tractor & Equipment Inc.	USA	100
New Holland Fiat (India) Pvt. Ltd.	India	96
New Holland Kobelco Construction Machinery S.p.A.	Italy	96
Jackson New Holland, Inc.	USA	94
Mid State New Holland, Inc.	USA	88
Northside New Holland, Inc.	USA	70
Kobelco Construction Machinery America LLC	USA	65
Shanghai New Holland Agricultural Machinery Corporation Limited	China	60
UzCaseMash LLC	Uzbekistan	60
Ridgeview New Holland, Inc.	USA	57
CNH-KAMAZ Commercial B.V.	The Netherlands	51
LLC CNH-KAMAZ Commerce[1]	Russia	51
UzCaseagroleasing LLC	Uzbekistan	51

Company Name	Country	Percentage
UzCaseService LLC	Uzbekistan	51
UzCaseTractor LLC	Uzbekistan	51

[1]	Indirectly through the participation in CNH-KAMAZ Commercial B.V. Total voting rights held: 51%.